Sara Lee Corporation
3500 Lacey Road
Downers Grove, IL 60515

FOR IMMEDIATE RELEASE

Media: Jon Harris, +1.630.598.8661

Analysts: Aaron Hoffman, +1.630.598.8739

SARA LEE CORP. TO DIVEST NORTH AMERICAN FRESH BAKERY BUSINESS TO GRUPO BIMBO

Transaction enables Sara Lee to aggressively invest for future growth in core protein and coffee categories

DOWNERS GROVE, Ill. (Nov. 9, 2010) – Sara Lee Corp. (NYSE: SLE) today announced it has signed an agreement to sell its North American Fresh Bakery business to Grupo Bimbo (BMV: BIMBO), one of the world’s largest baking companies, for $959 million. The transaction, which is subject to customary closing conditions and regulatory clearances, is anticipated to close during the first half of calendar year 2011.

“This strategic move will further enable Sara Lee to aggressively drive growth in our core coffee and protein categories, organically and through acquisitions” said Marcel Smits, interim chief executive officer of Sara Lee Corp. “In addition to our $2.5 to $3.0 billion share repurchase program, last week’s dividend increase and our strong stock price performance over the past year, this is the another example of Sara Lee pursuing shareholder value.”

Both Sara Lee and Grupo Bimbo are committed to further developing the strong brand equity that has been built up in the Sara Lee name over many decades. As a part of this transaction, Sara Lee will retain the right to sell Sara Lee branded frozen desserts and protein products, like sliced deli meats. Grupo Bimbo will have the rights to the Sara Lee brand in the fresh baked goods category globally, with the exception of Western Europe, Australia and New Zealand.

“We’re very proud of all that our Fresh Bakery employees have achieved over the years. We created a great brand in the U.S. fresh bakery category, while establishing a strong reputation as a category captain and a superior customer partner,” added CJ Fraleigh, chief executive officer, Sara Lee North America. “This transaction will allow the combined Grupo Bimbo and Sara Lee Bakery business to focus on the fresh bakery category and winning in the marketplace. With the majority of our associates dedicated solely to our coffee and protein businesses, we are focused on driving growth in these core categories while continuing to strengthen our heritage frozen dessert business.”

In addition to the national fresh bakery brand Sara Lee, the acquisition provides Grupo Bimbo with a collection of leading regional bakery brands, such as Grandma Sycamore’s, Heiner’s and Rainbo. As part of the transaction, all of Sara Lee’s approximately 13,000 North American Fresh Bakery employees will transfer to Grupo Bimbo. The sale also includes 41 plants in the U.S. and approximately 4,800 bakery routes, as well as a small piece of foodservice bakery business, which is in the North American Foodservice business. In the twelve months ended October 2, 2010, the North American Fresh Bakery business generated $2.1 billion in adjusted net sales1 and $38 million in adjusted operating segment income 1.

Forward-Looking Statements
This release contains forward-looking statements regarding Sara Lee’s business prospects and future financial results, including statements contained under the heading “Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “we are confident,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Sara Lee’s most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

•	Sara Lee’s share repurchase and other capital plans, such as (i) future opportunities that the Board may determine present greater potential value to shareholders than the current capital plans and targets, including without limitation potential acquisitions, joint ventures or other corporate transactions, and investments in Sara Lee’s business; (ii) future operating or capital needs that require a more significant outlay of cash than currently anticipated; or (iii) future changes in facts or circumstances that may impact the anticipated accounting treatment of such activities;

•	Sara Lee’s relationship with its customers, such as (iv) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer, including changes in how such customers manage their suppliers and the level of inventory these customers maintain; and (v) credit and other business risks associated with customers operating in a highly competitive retail environment;

•	The consumer marketplace, such as (vi) significant competition, including advertising, promotional and price competition; (vii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (viii) fluctuations in the cost of raw materials, Sara Lee’s ability to increase or maintain product prices in response to fluctuations in cost and the impact on Sara Lee’s profitability; (ix) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (x) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;

•	Sara Lee’s international operations, such as (xi) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (xii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, share repurchase plans, dividends, debt service and corporate costs; (xiii) the impact on Sara Lee’s business of its agreement to sell its Fresh Bakery business segment and its receipt of binding offers to purchase a large portion of its H&BC business, its intent to divest the remainder of that business and any inability to complete these transactions or to divest the remaining H&BC businesses on favorable terms; and (xiv) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to entities with overseas operations, and different regulatory structures and unexpected changes in regulatory environments overseas, including without limitation potentially negative consequences from changes in anti-competition and tax laws; and (xv) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•	Previous business decisions, such as (xvi) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives, including Project Accelerate and the outsourcing of significant portions of our financial transaction processing, global IT, and global indirect procurement activities; (xvii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (xviii) credit ratings issued by the three major credit rating agencies, the impact of Sara Lee’s capital plans and targets on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds, access to capital/debt markets, and ability to complete the planned share repurchase; (xix) Sara Lee’s plan to refinance significant outstanding indebtedness in the next two years and the impact of potential changes in the credit environment; (xx) Sara Lee’s plan to repurchase a significant amount of its common stock and the impact of such repurchases on its earnings, cash flow and credit ratings; (xxi) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (xxii) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates; and

•	Uncertainty relating to the chief executive officer position and the fact that Sara Lee’s board has initiated a process to identify a permanent successor.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Sara Lee
Each and every day, Sara Lee (NYSE: SLE) delights millions of consumers and customers around the world. The company has one of the world’s best-loved and leading portfolios with its innovative and trusted food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Sara Lee and Senseo. Collectively, our brands generate nearly $11 billion in annual net sales. Sara Lee has approximately 33,000 employees in its continuing operations worldwide. Please visit www.saralee.com for the latest news and in-depth information about Sara Lee and its brands.

About Grupo Bimbo
Grupo Bimbo is one of the largest baking companies in the world in terms of production and sales volume. As the market leader in the Americas, Grupo Bimbo has 98 plants and 600 distribution centers strategically located in 17 countries throughout the Americas and Asia. Its main product lines include sliced bread, buns, cookies, snack cakes, English muffins, bagels, pre-packaged foods, tortillas, salted snacks and confectionery products, among others. Grupo Bimbo produces over 7,000 products and has one of the most extensive direct distribution networks in the world, with more than 39,000 routes and more than 102,000 employees. Grupo Bimbo’s shares have traded on the Mexican Stock Exchange since 1980 under the ticker symbol BIMBO.

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1 “Adjusted net sales” and “adjusted operating segment income” are non-GAAP measures and are reconciled to the GAAP measures “net sales” and “operating segment income” at the end of this release.

North American Fresh Bakery Fiscal 2010 Results

Reconciliation of Net Sales and Operating Segment Income from as Reported to Adjusted

			Dollar	Percent
(in millions)	Twelve Months ended		Change	Change
	October 2,	September 26,
	2010	2009
Net Sales	$2,103	$2,170	$(67)	(3.1)%
Less: Increase/(decrease) in net sales from:
Impact of 53rd week	52	—	52
Adjusted net sales	$2,051	2,170	$(119)	(5.5)%

Operating segment income	$29	$23	$6	22.2%

Operating margin %	1.4%	1.1%		0.3%
Less: Increase/(decrease) in operating segment
income from:
Exit activities, asset and business dispositions	—	(6)	6
Transformation/Accelerate charges	—	(1)	1
Accelerated depreciation	(2)	—	(2)
Pension partial withdrawal liability charge	(16)	(38)	22
Pension curtailment gain	3	—	3
Impact of 53rd week	6	—	6
Adjusted operating segment income	$38	$68	$(30)	(45.0)%

Adjusted operating margin	1.8%	3.1%		(1.3)%

Depreciation and amortization (excluding accelerated depreciation)	$70	$70